EXHIBIT (11)
Roy W. Adams, Jr.
Attorney At Law
1024 Country Club Drive                 Telephone: (925) 631-0222
Suite 135                               Facsimile (925) 631-0999
Moraga, California 94556                Email: royadams@vaule.net



                                November 12, 2002


Marketocracy Funds
26888 Almaden Court
Los Altos, California
94022

Re:     Marketocracy Funds:  File No. 81109445
        Registration Statement on Form N-14 Filed on or about November 12, 2002


Ladies and Gentlemen:

     I have acted as counsel to Marketocracy Funds, a Delaware business trust (the "Trust"), in connection with the Trust's Registration Statement on Form N-14 filed with the Securities and Exchange Commission on or about November 8, 2002 (the "Registration Statement"), and relating to the issuance by the Trust of an indefinite number shares of beneficial interest (the "Shares") by a series of the Trust, The Marketocracy Masters 100SM Fund (the "Fund"). I have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement

     In connection with this opinion, I have assumed the authenticity of all records, documents and instruments submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to me as copies. I have based my opinion upon my review of the following records, documents and instruments:

(a) the Trust's Declaration of Trust dated July 20, 1999 (the "Declaration of Trust"); and the Trust's Certificate of Trust dated July 9, 1999 (as filed with the Delaware Secretary of State on July 10, 1999), as certified to me by an officer of the Trust as being true and complete and in effect on the date hereof;


(b) the Bylaws of the Trust dated July 20, 1999, certified to me by an officer of the Trust as being true and complete and in effect on the date hereof;

(c) resolutions of the Trustees of the Trust adopted on July 14, 1999, resolutions of the Board of Trustees at its meetings on August 10, 2001, November 9, 2001, October 7, 2002 and October 30, 2002, and authorizing the establishment of the Trust, the Fund and the issuances of the shares of the Fund; and

(d)  the Registration Statement.

     My opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. I am not licensed to practice law in the State of Delaware, and I have based my opinion below solely on my review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported online at Lexis-Nexis (Mathew Bender & Company 2001). I have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. I disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and I disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and my examination of such questions of law as I have deemed necessary and appropriate for the purpose of this opinion, and assuming (i) that all of the Shares will be issued and sold in accordance with the descriptions in the Trust's Combined Proxy Statement/Prospectus included in the Registration Statement, and in accordance with the Trust's Declaration of Trust, (ii) all consideration for the Shares described therein actually will be received by the Trust on behalf of the Fund, and (iii) compliance with all applicable securities laws in connection with the issuance of the Shares, it is my opinion that, the Shares will be legally issued, fully paid and non-assessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without my prior written consent. I disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     I hereby consent to (i) the reference to me as the Trust's counsel in the Combined Proxy Statement/Prospectus and Statement of Additional Information included in the Registration Statement, (ii) to the reference to me and to the description of advice rendered by me under the heading "The Reorganization - Material Federal Income Tax Consequences" in the Combined Proxy Statement/Prospectus, and (iii) the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours

                             /s/ Roy W. Adams, Jr.

                             Roy W. Adams, Jr., Esq.